UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 30, 2008

KESSELRING HOLDING CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1956 Main Street, Sarasota, Florida, Florida 34236
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (941) 953-5774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry Into a Material Definitive Agreement

On December 30, 2008, Kesselring Holding Corporation (the “Company”) entered into an Agreement with Vision Opportunity Master Fund, Ltd. (“Vision”) pursuant to which Vision agreed to return for cancellation 2,467,348 shares of common stock of the Company and 1,000,000 shares of preferred stock of the Company, waive all rights and penalties under that certain Registration Rights Agreement entered by and between the Company and Vision in May 2007 (the “Vision Registration Agreement”), terminate the Vision Registration Agreement and amend its right to participate in future financings providing that such right shall terminate in December 2010 in consideration of the payment of $100.  In addition, the Company agreed to amend that certain Class A Common Stock Purchase Warrant to purchase 3,091,959 shares of common stock to reduce the exercise price to $.01 per share and that certain Class J Common Stock Purchase Warrant to purchase 3,091,959 shares of common stock to provide a termination date of December 31, 2012.

Item 4.01                Change in Registrants Certifying Accountant

On January 5, 2009 (the “Resignation Date”), Lougheed & Company LLC (the “Former Auditor”) advised the Company that it is withdrawing for reelection or reappointment to serve as the Company’s independent registered public accounting firm.  Except as noted in the paragraph immediately below, the reports of the Former Auditor on the Company’s consolidated financial statements for the years ended September 30, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of the Former Auditor on the Company’s consolidated financial statements as of and for the years ended September 30, 2008 and 2007, contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company had recurring losses and management does not believe that working capital is sufficient to maintain operations at their current levels.

During the years ended September 30, 2008 and 2007, and through the Resignation Date, the Company has not had any disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Former Auditor’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s consolidated financial statements for such years.

During the years ended September 30, 2008 and 2007, and through the Dismissal Date, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that Former Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of this letter is attached hereto to this amendment to the Form 8K as Exhibit 16.1.

Item 9.01                Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Agreement between Kesslering Holding Corporation and Vision Opportunity Master Fund, Ltd. dated December 30, 2008

10.2	Amendment to the Class A Common Stock Purchase Warrant

10.3	Amendment to the Class J Common Stock Purchase Warrant

16.1	Letter from Lougheed & Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: January 6, 2009	By:	/s/ Kenneth Craig
Name: Kenneth Craig
Title: CEO

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